Exhibit 99.1

News Release
International Paper Reports Second Quarter 2023 Results

MEMPHIS, Tenn. – July 27, 2023 – International Paper (NYSE: IP) today reported second quarter 2023 financial results.

SECOND QUARTER 2023 HIGHLIGHTS

•Net earnings of $235 million ($0.68 per diluted share); Adjusted operating earnings* (non-GAAP) of $204 million ($0.59 per diluted share)
•$55 million of earnings achieved from Building a Better IP initiatives, bringing year-to-date to $120 million
•Cash provided by operations of $528 million, bringing year-to-date to $873 million; Free cash flow** (non-GAAP) of $265 million year-to-date 2023
•Returned $200 million to shareholders through $40 million share repurchases and $160 million in dividends, bringing year-to-date to $519 million

“In the second quarter, the operations of International Paper continued to run well and we managed our businesses effectively in a challenging demand environment,” said Mark Sutton, Chairman and Chief Executive Officer. “We continued to advance our Building a Better IP initiatives, including our commercial improvement and cost management opportunities. The benefits of that work and our strong financial foundation position International Paper well as we navigate the current economic environment."

Diluted Net EPS and Adjusted Operating EPS

	Second Quarter 2023	First Quarter 2023	Second Quarter 2022
Net Earnings (Loss)	$0.68	$0.49	$1.38
Less – Discontinued Operations (Gain) Loss, Net of Taxes	(0.04)	—	(0.25)
Net Earnings (Loss) from Continuing Operations	0.64	0.49	1.13
Add Back – Non-Operating Pension Expense (Income)	0.03	0.04	(0.13)
Add Back – Net Special Items Expense (Income)	(0.02)	0.01	0.05
Income Taxes - Non-Operating Pension and Special Items	(0.06)	(0.01)	(0.06)
Adjusted Operating Earnings*	$0.59	$0.53	$0.99

*    Adjusted operating earnings (non-GAAP) is defined as net earnings (GAAP) excluding discontinued operations, net special items and non-operating pension expense (income). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. For discussion of discontinued operations, net special items and non-operating pension expense (income), see the disclosure under Effects of Net Special Items, Discontinued Operations, Net of Taxes and Consolidated Statement of Operations and related notes included later in this release.

Select Financial Measures

(In millions)	Second Quarter 2023	First Quarter 2023	Second Quarter 2022
Net Sales	$4,682	$5,020	$5,389
Net Earnings (Loss)	235	172	511
Business Segment Operating Profit (Loss)	334	306	585
Adjusted Operating Earnings	204	185	364
Cash Provided By (Used For) Operations	528	345	390
Free Cash Flow**	261	4	204

**    Free cash flow is a non-GAAP financial measure. A reconciliation of free cash flow to the most comparable GAAP measure, cash provided by (used for) operations, and disclosure regarding why we believe that free cash flow provides useful information to investors, is included later in this release.

SEGMENT INFORMATION
Business segment operating profits are used by International Paper's management to measure the earnings performance of its businesses and is calculated as set forth in footnote (d) below under "Sales and Earnings by Business Segment". Second quarter 2023 net sales by business segment and operating profit (loss) by business segment compared with the first quarter of 2023 and the second quarter of 2022 are as follows:
Business Segment Results

(In millions)	Second Quarter 2023	First Quarter 2023	Second Quarter 2022
Net Sales by Business Segment
Industrial Packaging	$3,884	$4,083	$4,491
Global Cellulose Fibers	698	811	788
Corporate and Inter-segment Sales	100	126	110
Net Sales	$4,682	$5,020	$5,389
Operating Profit (Loss) by Business Segment
Industrial Packaging	$304	$322	$560
Global Cellulose Fibers	30	(16)	25
Total Business Segment Operating Profit (Loss)	$334	$306	$585
Industrial Packaging operating profits (losses) in the second quarter of 2023 were $304 million compared with $322 million in the first quarter of 2023. In North America, earnings decreased on lower sales prices in a continued soft demand environment for corrugated boxes and containerboard as customer inventory destocking continued. The demand environment resulted in additional economic downtime driving higher operating costs that more than offset lower planned maintenance outage costs and input costs, primarily for energy, freight and wood. In EMEA, earnings were flat as lower energy costs were offset by seasonally lower volumes and lower sales prices for containerboard.
Global Cellulose Fibers operating profits (losses) in the second quarter of 2023 were $30 million compared with $(16) million in the first quarter of 2023. Earnings improved in spite of lower sales of fluff pulp and decreased pulp pricing in a challenging global market environment impacted by customer inventory destocking as supply chain conditions improved. The earnings improvement was driven by lower operating costs, planned maintenance costs and input costs, primarily for chemicals and energy.
EQUITY METHOD INVESTMENT - ILIM JOINT VENTURE
On January 24, 2023, the Company announced an agreement to sell its investment in the Ilim joint venture, subject to regulatory approvals. The Company initially recognized an impairment charge of $533 million including approximately $375 million foreign currency cumulative translation adjustment loss in the fourth quarter of 2022. Through the second quarter of 2023, the Company recognized an additional $76 million impairment charge.

Equity earnings (losses), excluding impairment, were $46 million in the second quarter of 2023 compared with $43 million in the first quarter of 2023. The current period and historical results have been adjusted to reflect Ilim as a discontinued operation and our investment balance, following the adjustment to fair value and resulting impairment charges, is included in Assets Held for Sale.

CORPORATE EXPENSES
Corporate expenses, net was an expense of $8 million for both the second quarter of 2023 and the first quarter of 2023.

EFFECTIVE TAX RATE
The reported effective tax rate for the second quarter of 2023 was 13%, compared to a first quarter of 2023 reported effective tax rate of 22%. The lower tax rate in the second quarter reflects a tax benefit related to the closure of the 2015-2016 IRS audit (see special items table below).
Excluding special items and non-operating pension expense, the operational effective tax rate was 22% for both the second quarter of 2023 and the first quarter of 2023.
The operational effective tax rate is a non-GAAP financial measure and is calculated by adjusting the income tax provision from continuing operations and rate to exclude the tax effect of net special items and non-operating pension expense (income). Management believes that this presentation provides useful information to investors by providing a more meaningful comparison of the income tax rate between past and present periods.

EFFECTS OF SPECIAL ITEMS
Net special items in the second quarter of 2023 amount to a net after-tax gain of $27 million ($0.08 per diluted share) compared with a charge of $2 million ($0.01 per diluted share) in the first quarter of 2023 and a benefit of $17 million ($0.05 per diluted share) in the second quarter of 2022. Net special items in all periods include the following charges (gains):

	Second Quarter 2023		First Quarter 2023		Second Quarter 2022
(In millions)	Before Tax	After Tax	Before Tax	After Tax	Before Tax	After Tax
Environmental remediation reserve adjustment	—	—	—	—	15	11
Interest related to the timber monetization settlement (a)	—	—	3	2	—	—
Interest related to settlement of tax audits	(6)	(4)	—	—	—	—
Sylvamo investment (b)	—	—	—	—	(3)	(2)
Tax benefit related to settlement of tax audits	—	(23)	—	—	—	—
Tax benefit related to exchange of Sylvamo shares (b)	—	—	—	—	—	(31)
Other	—	—	—	—	6	5
Total special items, net	$(6)	$(27)	$3	$2	$18	$(17)

(a)	See note (a) on the Consolidated Statement of Operations included later in this release.
(b)	See notes (e) and (f) on the Consolidated Statement of Operations included later in this release.

DISCONTINUED OPERATIONS, NET OF TAXES
Discontinued operations, net of taxes include the equity earnings associated with our Ilim joint venture. Discontinued operations, net of taxes also includes the following special items charges (gains):

	Second Quarter 2023		First Quarter 2023
(In millions)	Before Tax	After Tax	Before Tax	After Tax
Ilim equity method investment impairment	$33	$33	$43	$43
Total	$33	$33	$43	$43

EARNINGS WEBCAST
The company will host a webcast today to discuss earnings and current market conditions, beginning at 10 a.m. ET (9 a.m. CT). All interested parties are invited to listen to the webcast via the company’s website by clicking on the Investors tab and going to the Events & Presentations page at internationalpaper.com. A replay of the webcast will also be on the website beginning approximately two hours after the call.

Parties who wish to participate in the webcast via teleconference may dial +1 (409) 207-6975 or, within the U.S. only, (844) 867-6169, and ask to be connected to the International Paper second quarter earnings call. The conference ID number is 5174623. Participants should call in no later than 9:45 a.m. ET (8:45 a.m. CT). An audio-only replay will be available for ninety days following the call. To access the replay, dial +1 (402) 970-0847 or, within the U.S. only, (866) 207-1041 and when prompted for the conference ID, enter 3300533.

About International Paper
International Paper (NYSE: IP) is a global producer of planet-friendly packaging, pulp and other fiber-based products, and one of North America's largest recyclers. Headquartered in Memphis, Tenn., we employ approximately 39,000 colleagues globally who are committed to creating what's next. We serve customers worldwide, with manufacturing operations in North America, Latin America, North Africa and Europe. Net sales for 2022 were $21.2 billion. Additional information can be found by visiting internationalpaper.com.

Certain statements in this press release that are not historical in nature may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “estimates” and similar expressions identify forward-looking statements. These statements are not guarantees of future performance and reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) risks with respect to climate change and global, regional, and local weather conditions, as well as risks related to our ability to meet targets and goals with respect to climate change and the emission of GHGs and other environmental, social and governance matters; (ii) the level of our indebtedness and changes in interest rates (including the impact of current elevated interest rate levels); (iii) the impact of global and domestic economic conditions and industry conditions, including with respect to current negative macroeconomic conditions, inflationary pressures and changes in the cost or availability of raw materials, energy sources and transportation sources, supply chain shortages and disruptions, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products, and conditions impacting the credit, capital and financial markets, including possible instability in such markets and/or disruptions to the banking system due to potential or actual bank failures; (iv) domestic and global geopolitical conditions, changes in currency exchange rates, trade protectionist policies, downgrades in our credit ratings, and/or the credit ratings of banks issuing certain letters of credit, issued by recognized credit rating organizations; (v) the amount of our future pension funding obligations, and pension and healthcare costs; (vi) unanticipated expenditures or other adverse developments related to compliance with existing and new environmental, tax, labor and employment, privacy, anti-bribery and anti-corruption, and other U.S. and non-U.S. governmental laws and regulations; (vii) any material disruption at any of our manufacturing facilities or other adverse impact on our operations due to severe weather, natural disasters, climate change or other causes; (viii) the impact of the conflict involving Russia and Ukraine, including in connection with related escalated sanctions imposed by the United States, the European Union, G7 and other countries and possible actions by the Russian government, and the impact of such developments on domestic and global economic and geopolitical conditions in general and on us and our Ilim joint venture, which could be materially and adversely affected by such developments, and our inability to predict the full impact of the Russian invasion of Ukraine, current or future sanctions, current or future actions by the Russian government, geopolitical instability and the possibility of broadened military conflict on our Ilim joint venture, on our receipt of dividends from our Ilim joint venture and on our ability to complete the sale of our interest in the Ilim joint venture under the terms of the agreement with our joint venture partners to purchase our interest (and, if we are unable to complete such a sale, on the value of and our ability to sell our interest to another purchaser); (ix) risks inherent in conducting business through joint ventures; (x) our ability to achieve the benefits expected from, and other risks associated with, acquisitions, joint ventures, divestitures, spinoffs and other corporate transactions, (xi) cybersecurity and information technology risks; (xii) loss contingencies and pending, threatened or future litigation, including with respect to environmental related matters; (xiii) our exposure to claims under our agreements with Sylvamo Corporation; (xiv) our failure to realize the anticipated benefits of the spin-off of Sylvamo Corporation and the qualification of such spin-off as a tax-free transaction for U.S. federal income tax purposes; and (xv) our ability to attract and retain qualified personnel, particularly in light of current labor market conditions. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements can be found in our press releases and SEC filings. In addition, other risks and uncertainties not presently known to the Company or that we currently believe to be immaterial could affect the accuracy of any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:
Media: Amy Simpson, 901-419-4964 Investors: Mark Nellessen; 901-419-1731; Michele Vargas, 901-419-7287.

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2023		2022		2023		2023		2022
Net Sales	$4,682		$5,389		$5,020		$9,702		$10,626
Costs and Expenses
Cost of products sold	3,360		3,806	(d)	3,642		7,002		7,645	(d)
Selling and administrative expenses	336		300		381		717		641
Depreciation, amortization and cost of timber harvested	244		267		241		485		528
Distribution expenses	376		442		422		798		866
Taxes other than payroll and income taxes	40		36		36		76		72
Net (gains) losses on mark to market investments	—		(3)	(e)	—		—		(49)	(e)
Interest expense, net	59	(a)	74		62	(a)	121	(a)	143
Non-operating pension expense (income)	12		(47)		15		27		(96)
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	255		514		221		476		876
Income tax provision (benefit)	33	(b)	96	(f)	48		81	(b)	191	(f)
Equity earnings (loss), net of taxes	—		(2)		(1)		(1)		(2)
Earnings (Loss) From Continuing Operations	222		416		172		394		683
Discontinued operations, net of taxes	13	(c)	95		—	(c)	13	(c)	188
Net Earnings (Loss)	$235		$511		$172		$407		$871
Basic Earnings Per Common Share
Earnings (loss) from continuing operations	$0.64		$1.13		$0.49		$1.13		$1.83
Discontinued operations, net of taxes	0.04		0.26		—		0.04		0.51
Net earnings (loss)	$0.68		$1.39		$0.49		$1.17		$2.34
Diluted Earnings Per Common Share
Earnings (loss) from continuing operations	$0.64		$1.13		$0.49		$1.12		$1.82
Discontinued operations, net of taxes	0.04		0.25		—		0.04		0.50
Net earnings (loss)	$0.68		$1.38		$0.49		$1.16		$2.32
Average Shares of Common Stock Outstanding - Diluted	346.5		370.7		353.3		349.5		375.7

The accompanying notes are an integral part of this consolidated statement of operations.

(a)	Includes income of $6 million ($4 million after taxes) for the three months and six months ended June 30, 2023 for interest income associated with the settlement of tax audits and a pre-tax charge of $3 million ($2 million after taxes) for the three months ended March 31, 2023 and the six months ended June 30, 2023 related to the previously announced settlement of the timber monetization restructuring tax matter.
(b)	Includes a tax benefit of $23 million for the three months and six months ended June 30, 2023 related to the settlement of tax audits.
(c)	Includes charges of $33 million (before and after taxes), $43 million (before and after taxes) and $76 million (before and after taxes) for the three months ended June 30, 2023 and March 31, 2023 and the six months ended June 30, 2023, respectively, for the impairment of our equity method investment in connection with our announced plan to sell our interest in the Ilim joint venture.

(d)	Includes a pre-tax charge of $15 million ($11 million after taxes) for the three months and six months ended June 30, 2022 for an environmental remediation reserve adjustment and a pre-tax charge of $6 million ($5 million after taxes) for the three months and six months ended June 30, 2022 for other costs.

(e)	Includes pre-tax gains of $3 million ($2 million after taxes) and $49 million ($37 million after taxes) for the three months and six months ended June 30, 2022 related to the fair value adjustment of our investment in Sylvamo Corporation.
(f)	Includes a $31 million tax benefit for the three months and six months ended June 30, 2022 related to the tax-free exchange of a portion of our shares of Sylvamo Corporation.

INTERNATIONAL PAPER COMPANY
Reconciliation of Net Earnings (Loss) to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2023	2022	2023	2023	2022
Net Earnings (Loss)	$235	$511	$172	$407	$871
Less: Discontinued operations, net of taxes (gain) loss	(13)	(95)	—	(13)	(188)
Earnings (Loss) from Continuing Operations	222	416	172	394	683
Add back: Non-operating pension expense (income)	12	(47)	15	27	(96)
Add back: Net special items expense (income)	(6)	18	3	(3)	(28)
Income taxes - Non-operating pension and special items	(24)	(23)	(5)	(29)	—
Adjusted Operating Earnings	$204	$364	$185	$389	$559

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2023	2022	2023	2023	2022
Diluted Earnings per Common Share as Reported	$0.68	$1.38	$0.49	$1.16	$2.32
Less: Discontinued operations, net of taxes (gain) loss	(0.04)	(0.25)	—	(0.04)	(0.50)
Continuing Operations	0.64	1.13	0.49	1.12	1.82
Add back: Non-operating pension expense (income)	0.03	(0.13)	0.04	0.08	(0.26)
Add back: Net special items expense (income)	(0.02)	0.05	0.01	(0.01)	(0.07)
Income taxes per share - Non-operating pension and special items	(0.06)	(0.06)	(0.01)	(0.08)	—
Adjusted Operating Earnings per Share	$0.59	$0.99	$0.53	$1.11	$1.49
Notes:
The Company calculates Adjusted Operating Earnings (non-GAAP) by excluding the after-tax effect of discontinued operations, non-operating pension expense (income) and items considered by management to be unusual or otherwise not reflective of on-going operations (net special items) as reflected in the Consolidated Statement of Operations and related notes included in this release from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. The Company believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings (loss) is the most directly comparable GAAP measure.

Since diluted earnings per share are computed independently for each period, six-month per share amounts may not equal the sum of respective quarters.

INTERNATIONAL PAPER COMPANY
Sales and Earnings by Business Segment
Preliminary and Unaudited
(In millions)
Net Sales by Business Segment

	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2023		2022		2023		2023		2022
Industrial Packaging	$3,884		$4,491		$4,083		$7,967		$8,897
Global Cellulose Fibers	698		788		811		1,509		1,498
Corporate and Inter-segment Sales	100		110		126		226		231
Net Sales	$4,682		$5,389		$5,020		$9,702		$10,626
Operating Profit (Loss) by Business Segment
	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2023		2022		2023		2023		2022
Industrial Packaging	$304		$560		$322		$626		$957
Global Cellulose Fibers	30		25		(16)		14		(24)
Total Business Segment Operating Profit (Loss)	$334		$585		$306		$640		$933

Earnings (Loss) Before Income Taxes and Equity Earnings	$255		$514		$221		$476		$876
Interest expense, net	59	(a)	74		62	(a)	121	(a)	143
Adjustment for less than wholly owned subsidiaries (c)	—		(1)		—		—		(1)
Corporate expenses, net	8		27		8		16		39
Corporate net special items	—		18	(b)	—		—		(28)	(b)
Non-operating pension expense (income)	12		(47)		15		27		(96)
Business Segment Operating Profit (Loss) (d)	$334		$585		$306		$640		$933

(a)	Includes income of $6 million for the three months and six months ended June 30, 2023 for interest income associated with the settlement of tax audits and a charge of $3 million for the three months ended March 31, 2023 and six months ended June 30, 2023 related to the previously announced settlement of the timber monetization restructuring tax matter.
(b)	Includes net gains of $3 million and $49 million for the three months and six months ended June 30, 2022, respectively, related to our investment in Sylvamo Corporation, a charge of $15 million for the three months and six months ended June 30, 2022 for an environmental remediation reserve adjustment and a charge of $6 million for the three months and six months ended June 30, 2022 for other costs.

(c)	Operating profits for business segments include each segment's percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax earnings for these subsidiaries is adjusted here to present consolidated earnings before income taxes and equity earnings.
(d)	As set forth in the chart above, business segment operating profit is defined as earnings (loss) from continuing operations before income taxes and equity earnings, but including the impact of less than wholly owned subsidiaries, and excluding interest expense, net, corporate expenses, net, corporate net special items, business net special items and non-operating pension expense. Business segment operating profit is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments and is presented in our financial statement footnotes in accordance with ASC 280.

INTERNATIONAL PAPER COMPANY
Sales Volume by Product (a)
Preliminary and Unaudited
International Paper Consolidated

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2023	2022	2023	2023	2022
Industrial Packaging (In thousands of short tons)
Corrugated Packaging (b)	2,393	2,619	2,381	4,774	5,237
Containerboard	600	707	544	1,144	1,419
Recycling	528	535	560	1,088	1,099
Saturated Kraft	44	51	34	78	95
Gypsum /Release Kraft	61	64	60	121	118
EMEA Packaging (b)	317	354	335	652	722
Industrial Packaging	3,943	4,330	3,914	7,857	8,690
Global Cellulose Fibers (In thousands of metric tons) (c)	625	720	688	1,313	1,432

(a)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.

(b)	Volumes for corrugated box sales reflect consumed tons sold (CTS). Board sales by these businesses reflect invoiced tons.

(c)	Includes North American volumes and internal sales to mills.

INTERNATIONAL PAPER COMPANY
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	June 30, 2023	December 31, 2022
Assets
Current Assets
Cash and Temporary Investments	$746	$804
Accounts and Notes Receivable, Net	3,140	3,284
Contract Assets	490	481
Inventories	1,911	1,942
Assets Held for Sale	30	133
Other	159	126
Total Current Assets	6,476	6,770
Plants, Properties and Equipment, Net	10,473	10,431
Investments	183	186
Long-Term Financial Assets of Variable Interest Entities	2,303	2,294
Goodwill	3,043	3,041
Overfunded Pension Plan Assets	315	297
Right of Use Assets	449	424
Deferred Charges and Other Assets	441	497
Total Assets	$23,683	$23,940
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$248	$763
Accounts Payable and Other Current Liabilities	3,819	4,237
Total Current Liabilities	4,067	5,000
Long-Term Debt	5,572	4,816
Long-Term Nonrecourse Financial Liabilities of Variable Interest Entities	2,110	2,106
Deferred Income Taxes	1,735	1,732
Underfunded Pension Benefit Obligation	283	281
Postretirement and Postemployment Benefit Obligation	139	150
Long-Term Lease Obligations	304	283
Other Liabilities	1,069	1,075
Equity
Common Stock	449	449
Paid-in Capital	4,688	4,725
Retained Earnings	9,938	9,855
Accumulated Other Comprehensive Loss	(1,920)	(1,925)
	13,155	13,104
Less: Common Stock Held in Treasury, at Cost	4,751	4,607
Total Equity	8,404	8,497
Total Liabilities and Equity	$23,683	$23,940

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Six Months Ended June 30,
	2023	2022
Operating Activities
Net earnings (loss)	$407	$871
Depreciation, amortization and cost of timber harvested	485	528
Deferred income tax expense (benefit), net	(13)	(5)
Net (gains) losses on mark to market investments	—	(49)
Net (gains) losses on sales and impairments of equity method investments	76	—
Equity method dividends received	13	204
Equity (earnings) losses, net of taxes	(88)	(186)
Periodic pension (income) expense, net	47	(58)
Other, net	34	72
Changes in current assets and liabilities
Accounts and notes receivable	160	(276)
Contract assets	(9)	(129)
Inventories	87	(133)
Accounts payable and accrued liabilities	(280)	199
Interest payable	(23)	3
Other	(23)	(63)
Cash Provided By (Used For) Operating Activities	873	978
Investment Activities
Invested in capital projects, net of insurance recoveries	(608)	(371)
Proceeds from exchange of equity securities	—	144
Proceeds from sale of fixed assets	3	11
Other	2	(1)
Cash Provided By (Used For) Investment Activities	(603)	(217)
Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(218)	(823)
Issuance of debt	772	232
Reduction of debt	(536)	(243)
Change in book overdrafts	(33)	(47)
Dividends paid	(322)	(344)
Other	(1)	(1)
Cash Provided By (Used for) Financing Activities	(338)	(1,226)
Effect of Exchange Rate Changes on Cash and Temporary Investments	10	(4)
Change in Cash and Temporary Investments	(58)	(469)
Cash and Temporary Investments
Beginning of the period	804	1,295
End of the period	$746	$826

INTERNATIONAL PAPER COMPANY
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cash Provided By (Used For) Operating Activities	$528	$390	$873	$978
Adjustments:
Cash invested in capital projects, net of insurance recoveries	(267)	(186)	(608)	(371)
Free Cash Flow	$261	$204	$265	$607

Free cash flow is a non-GAAP measure and the most directly comparable GAAP measure is cash provided by operations. Management believes that free cash flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. By adjusting for certain items that are not indicative of the Company’s ongoing performance, free cash flow also enables investors to perform meaningful comparisons between past and present periods.

The non-GAAP financial measures presented in this release have limitations as analytical tools and should not be considered in isolation or as a substitute for an analysis of our results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this release may not be comparable to similarly titled measures disclosed by other companies, including companies in the same industry as International Paper.

Management believes non-GAAP financial measures, when used in conjunction with information presented in accordance with GAAP, can facilitate a better understanding of the impact of various factors and trends on the Company’s financial condition and results of operations. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.